Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 1997 appearing on page F-2 of Cholestech Corporation's Annual Report on Form 10-K for the year ended March 28, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
October 16, 1997